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                                   EXHIBIT 21

                                  SUBSIDIARIES


NAME                                              STATE OF INCORPORATION
----                                              ----------------------

Bank of Stockdale, F.S.B.                         California

Valley Independent Bank                           California

Valley Capital Trust                              Delaware


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